Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statements of Whirlpool Corporation
33-34037	333-32886	333-128686
33-40249	333-42322	333-131627
333-02827	333-157392	333-143372
333-66211	333-90602	333-150942
333-77167	333-125260

Registration Statements of Maytag Corporation
33-29109	333-62980	333-75827

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool Savings Plan
32-26680	33-53196

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan
333-66163	333-138711

Registration Statements of Whirlpool Corporation

pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred

Compensation Plan and Maytag Corporation Deferred Compensation Plan II

333-132875

Registration Statements of Maytag Corporation pertaining to the Maytag Corporation Salary Savings Plan
333-102002	333-101995	333-121368

of our reports dated February 17, 2010, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

February 17, 2010